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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) June 2, 2005
                                  ------------


                               Intelligroup, Inc.
         --------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         New Jersey                     0-20943                 11-2880025
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(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                     Identification No.)


499 Thornall Street
Edison, New Jersey                                                        08837
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(Address of Principal Executive Offices)                              (Zip Code)


                                 (732) 590-1600
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              (Registrant's telephone number, including area code)



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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 1.01.   Entry into a Material Definitive Agreement.

On June 2, 2005, Intelligroup, Inc. (the "Company") entered into a two-year employment agreement with Madhu Poomalil, the Company's Chief Financial Officer and Treasurer.

         The employment agreement provides for, among other things, (i) an annual base salary equivalent of INR 8,155,000 (which is the equivalent of $187,321.06 based upon the exchange rate as of June 7, 2005); (ii) a potential bonus in the amount of fifty percent of such base salary, (iii) two grants of 100,000 stock options each, (iv) continuation of base salary payments for twelve
(12) months in the event the Company terminates Mr. Poomalil's employment without cause, (v) that upon the effectiveness of a Change in Control (as the term is defined in the employment agreement) the vesting for all of the remaining option shares shall be accelerated by twelve (12) months as of the effective date of the Change of Control, (vi) that all of the remaining option shares, to the extent not vested and exercisable, shall become fully vested and exercisable in the event that the Company terminates Mr. Poomalil's employment or attempts to change Mr. Poomalil's role (as defined in the employment agreement), and (vii) reimbursement of relocation expenses incurred by Mr. Poomalil. Such employment agreement is terminable by either party upon thirty
(30) days prior written notice and by the Company at any time for cause.

         The foregoing description of the employment agreement is qualified in its entirety by reference to such document.


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ITEM 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

         Exhibit 10 - Executive Employment Agreement dated June 2, 2005 between Company and Madhu Poomalil.



                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    INTELLIGROUP, INC.

                                  By: /s/ Christian Misvaer
                                      ---------------------
                                  Name:  Christian Misvaer
                                  Title: General Counsel and Corporate Secretary


Date: June 7, 2005